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Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36957) pertaining to the Triumph Group, Inc. 1996 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-81665) pertaining to the Triumph Group, Inc. Directors' Stock Option Plan of our report dated April 21, 2000, except for Note 18 as to which the date is May 31, 2000, with respect to the consolidated financial statements and schedule of Triumph Group, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.

                                                           /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
June 22, 2000